CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Spinnaker ETF Series and to the use of our report dated September 10, 2018 on the financial statements and financial highlights of Fieldstone Merlin Dynamic Large Cap Growth ETF, a series of shares of beneficial interest in Spinnaker ETF Series. Such financial statements and financial highlights appear in the June 30, 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
October 29, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Spinnaker ETF Series and to the use of our report dated August 29, 2018 on the financial statements and financial highlights of Fieldstone UVA Unconstrained Medium-Term Fixed Income ETF, a series of shares of beneficial interest in Spinnaker ETF Series. Such financial statements and financial highlights appear in the June 30, 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
October 29, 2018